Consent of Independent Certified Public Accountants


                                                             September 25, 2002


         We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 28, 2002, relating to the financial statements of Cove Apparel, Inc. (a Development Stage Company) for the period from December 13, 2001 (Inception) to June 30, 2002, and the reference to our firm under the Caption "Experts" in the Prospectus.




                                         /s/ Stonefield Josephson, Inc.
                                         ------------------------------
                                         Stonefield Josephson, Inc.
                                         A Professional Accountancy Corporation
                                         Irvine, California